Exhibit 24.1

LYONDELL CHEMICAL COMPANY

POWER OF ATTORNEY

WHEREAS, Lyondell Chemical Company, a Delaware corporation (the “Company”), intends to file with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-3, including one or more prospectuses, with such amendment or amendments thereto, whether pre-effective or post-effective (and including any registration statement for the same offering filed pursuant to Rule 462 under the Act), in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”), in connection with potential future issuances of securities registered thereby by the Company or its affiliate co-registrants.

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Dan F. Smith, T. Kevin DeNicola, Charles L. Hall and Kerry A. Galvin, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys or any of them shall deem necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 2nd day of August, 2006.

Signature	Title
/s/ Dan F. Smith Dan F. Smith	President, Chief Executive Officer and Director

/s/ T. Kevin DeNicola T. Kevin DeNicola	Senior Vice President and Chief Financial Officer

/s/ Kerry A. Galvin Kerry A. Galvin	Senior Vice President, General Counsel

/s/ Charles L. Hall Charles L. Hall	Vice President and Controller

Signature	Title
/s/ Dr. William T. Butler Dr. William T. Butler	Chairman and Director

/s/ Carol A. Anderson Carol A. Anderson	Director

/s/ Stephen Chazen Stephen Chazen	Director

/s/ Travis Engen Travis Engen	Director

/s/ Paul S. Halata Paul S. Halata	Director

/s/ Danny W. Huff Danny W. Huff	Director

/s/ David J. Lesar David J. Lesar	Director

/s/ David J.P. Meachin David J.P. Meachin	Director

/s/ Daniel J. Murphy Daniel J. Murphy	Director

/s/ Dr. William R. Spivey Dr. William R. Spivey	Director